Exhibit 10.2

Plumas Bank

Supplemental Executive Retirement Agreement

For Richard L. Belstock

2019-1 Benefit Increase Amendment

WHEREAS, Plumas Bank (hereinafter “Employer”) established the Plumas Bank Supplemental Executive Retirement Agreement effective April 1, 2016 (hereinafter “Agreement”), for Richard L. Belstock (hereinafter "Executive"); and

WHEREAS, the Employer’s intention is to have the Agreement comply with Internal Revenue Code Section 409A (hereinafter “IRC 409A) and provide certain benefits to the Executive in the form of supplemental retirement deferred compensation payments which shall commence upon the certain events within the Executive’s Agreement; and

WHEREAS, the Employer now wishes to amend the Agreement to increase the supplemental retirement deferred compensation annual benefit, which is in line with the desires of the Employer and the associated Employer's Board of Directors as it relates to the benefit provided for within the Agreement; and

WHEREAS, Article 9, Amendments and Termination, subsection 9.1, Amendments, of the Agreement provides for the modification of the Agreement through the execution of a mutually agreed upon amendment by the Bank and the Executive; and

WHEREAS, it is the intent of the Bank and the Executive to amend the Agreement pursuant to the authority granted within Article 9 of the Agreement as evidenced by the Bank’s and the Executive’s execution below.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which shall not be questioned, the Bank and Executive do hereby amend the Agreement as follows:

1)          Table A, Retirement Benefit, “$54,000 per year” within the column titled Amount of Benefit, is deleted and replaced with the following:

“$76,500.00 per year”

2)          All other provisions of the Agreement shall remain in full force and in effect as presently written.

IN WITNESS WHEREOF, the Bank and the Executive both acknowledge that each has carefully read this First Amendment and has executed an original on the this the 1st day of April 2019, to be immediately effective upon the execution of the Bank and the Executive herein below.

Plumas Bank

By: /s/ Andrew J. Ryback

Title: President and Chief Executive Officer

Date: April 1, 2019

Executive: Richard L. Belstock

By: /s/ Richard L. Belstock

Title: EVP and Chief Financial Officer

Date: April 1, 2019